Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-283141) (No. 333-271451) of our report dated September 10, 2026 with respect to the consolidated financial statements of Alliance Entertainment Holding Corporation, included in its Annual Report (Form 10-K) for the years ended June 30, 2026 and 2025, filed with the Securities and Exchange Commission.

Grassi & Co., CPAs, P.C.

Jericho, New York

September 10, 2026

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-283997) (No. 333-295949) of our report dated September 10, 2026 with respect to the consolidated financial statements of Alliance Entertainment Holding Corporation, included in its Annual Report (Form 10-K) for the years ended June 30, 2026 and 2025, filed with the Securities and Exchange Commission. We also consent to the reference to our firm under the heading “Experts” appearing therein.

Grassi & Co., CPAs, P.C.

Jericho, New York

September 10, 2026